Exhibit 99.1

GlassBridge Reports First Quarter 2017 Financial Results
Anticipates Readiness to Manage Client Assets in Q2

Oakdale, Minnesota – (PR Newswire) – May 15, 2017 – GlassBridge Enterprises, Inc. (“GlassBridge”, the “Company” or “we”) (NYSE: GLA) today announced its financial results for the first quarter ended March 31, 2017.

In Q1 2017 we completed the implementation of the initial fund infrastructure of our asset management business. As was previously announced, in February 2017, we closed a transformative, strategic transaction with Clinton Group, Inc. (“Clinton”) – with strong support from our stockholders – to facilitate the quick and efficient scaling of our asset management business. We anticipate being in a position to manage client assets during Q2 2017.

Overview of Financial Results

GlassBridge’s revenue for Q1 2017 was $9.6 million, down 10.3 percent from Q1 2016. All of the Q1 2017 revenue was attributable to our global enterprise data storage business. There was no revenue generated by our asset management business in the quarter, as was expected. Our gross margins improved from 41.1 percent in Q1 2016 to 45.8 percent in Q1 2017. Selling, general and administrative expenses declined by $1.8 million, or 17.0 percent year-over-year, and operating loss from continuing operations was reduced by 54.9 percent to $7.4 million from a loss of $16.4 million in Q1 2016. Our cash balance and short term investments totaled $23.1 million as of March 31, 2017.

“We exited 2016 having completed a substantial transformation from Imation Corp. to GlassBridge Enterprises, Inc. During Q1 2017, we put the infrastructure in place to execute our collective goal of building a profitable, publicly-traded asset management company poised for long-term equity value creation,” said Joseph A. De Perio, Chairman of the Board of Directors of GlassBridge. “The Board will continue to evaluate strategic alternatives to create stockholder value including transactions additive to our core strategy.”

“We have repositioned the resources of the Company – while remaining focused on minimizing additional expenses – to develop our asset management business. Our investment vehicles will be supported by institutional quality service providers. We expect to be in a position to manage client assets beginning June 1, 2017,” said Daniel Strauss, Chief Operating Officer of GlassBridge.

Detailed Q1 2017 Results

The following financial results are for the current and prior period unless otherwise indicated. Included within the following financial results are our continuing operations, including the corporate holding company, our asset management business and our partially-owned data storage business accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the first quarter of 2017.

Net revenue for Q1 2017 was $9.6 million, down 10.3 percent from Q1 2016. This was largely due to increased order processing time attributable to operating expense reductions, partially offset by increases in product shipments.

Gross margin for Q1 2017 was 45.8 percent, a 4.7 percent increase from Q1 2016. The improvement was primarily driven by production cost improvements, price optimization programs and product mix changes.

Selling, general and administrative expenses in Q1 2017 were $8.8 million, down $1.8 million, or 17.0 percent, compared to $10.6 million in Q1 2016. The decrease was primarily related to 61.4% corporate cost reductions, offset by the asset management business startup costs.

Research and development (“R&D”) expenses in Q1 2017 were $2.5 million, compared to $3.4 million in Q1 2016, primarily due to favorable currency translations for our R&D facilities in the UK and Canada.

Special charges were $0.5 million in Q1 2017 compared to $6.8 million in Q1 2016. Special charges in Q1 2017 were primarily related to severance costs, whereas in Q1 2016 they were primarily related to restructuring, consulting fees and pension settlement costs.

Operating loss from continuing operations was $7.4 million in Q1 2017 compared to a loss of $16.4 million in Q1 2016.

Income tax expense was $0.1 million in Q1 2017 compared to $1.6 million in Q1 2016.

Discontinued operations had a loss (after tax) in Q1 2017 of $2.0 million compared with a loss of $76.4 million (after tax) in Q1 2016. The loss was primarily due to increased legal expense accrual in Q1 2017. Discontinued operations include the results of the IronKey business, which was divested in February 2016, and the legacy businesses we exited.

Loss per share from continuing operations attributable to GlassBridge common stockholders was $1.41 in Q1 2017 compared with a loss per share of $3.97 in Q1 2016 based on weighted average shares outstanding of 4.1 million and 3.7 million, respectively, (adjusted to give effect to the February 2017 1:10 reverse stock split).

Cash and short-term investments balance was $23.1 million (including cash of our variable interest entity as further described in the Quarterly Report on Form 10-Q for Q1 2017) as of March 31, 2017, down $8.9 million during Q1 2017, driven primarily by investment in equity securities and the operating loss.

Webcast and Replay Information

A teleconference is scheduled for 10:00 AM Eastern Time today, May 15, 2017, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/21055

A digital recording of this teleconference will be available for replay at 12:00 p.m. Eastern Time on May 15, 2017 and will be accessible via the replay number listed below until May 22, 2017.

For your convenience, you will also be able to access the recording online at:

https://www.webcaster4.com/Webcast/Page/1401/21055

Digital Recording Replay Numbers:

U.S. Toll Free:	877-344-7529
International Toll:	412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10107065

All remarks made during the teleconference will be current at the time of the call and the replays will not be updated to reflect any subsequent developments.

Description of Tables

Table One	--	Condensed Consolidated Statements of Operations
Table Two	--	Condensed Consolidated Balance Sheets
Table Three	--	Supplemental Segment and Product Information
Table Four	--	Additional Information

About GlassBridge

GlassBridge Enterprises, Inc. (NYSE: GLA) (formerly known as Imation Corp.) is a holding company. Our wholly-owned subsidiary GlassBridge Asset Management, LLC (“GBAM”) is an investment advisor focused on technology-driven quantitative strategies and other alternative investment strategies. For more information, please visit the Company’s website at www.glassbridge.com.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the U.S. Securities and Exchange Commission including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; our ability to meet the continued listing requirements of the New York Stock Exchange; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our asset management business; the efforts of Clinton’s key personnel and the performance of its overall business; our ability to comply with extensive regulations relating to the launch and operation of our asset management business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our asset management business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our asset management business; our ability to establish a favorable reputation for our asset management business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; our ability to realize the anticipated benefits of the third-party investment in our partially-owned data storage business; decreasing revenues and greater losses attributable to our partially-owned data storage products; our ability to quickly develop, source and deliver differentiated and innovative products; our dependence on third parties for new product introductions or technologies; our dependence on third-party contract manufacturing services and supplier-provided parts, components and sub-systems; our dependence on key customers, partners and resellers; foreign currency fluctuations and negative or uncertain global or regional economic conditions; and other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities in any private investment vehicle managed by GBAM (collectively, the “GlassBridge-Managed Funds”), and may not be relied upon in connection with any offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge-Managed Fund, which are provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge-Managed Funds are currently in formation state. GBAM is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

Trademarks and Tradenames

This press release includes trademarks and tradenames owned by the Company and its subsidiaries, including “GlassBridge” and “Imation”. Solely for convenience, these trademarks or tradenames may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that the Company will not assert, to the fullest extent, our rights to use these trademarks and tradenames.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. – Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge-Managed Funds – Robert Picard, Senior Managing Director, (732) 939-9000.

Table One

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended
	March 31
	2017	2016
Net revenue	$9.6	$10.7
Cost of goods sold	5.2	6.3
Gross profit	4.4	4.4

Operating expenses:
Selling, general and administrative	8.8	10.6
Research and development	2.5	3.4
Restructuring and other	0.5	6.8
Total	11.8	20.8

Operating loss from continuing operations	(7.4)	(16.4)

Other income (expense):
Income from short term investments	-	1.6
Other income (expense), net	-	(1.5)
Total	-	0.1

Loss from continuing operations before income taxes	(7.4)	(16.3)

Income tax benefit	0.1	1.6

Loss from continuing operations	(7.3)	(14.7)

Discontinued operations:
Gain on sale of discontinued businesses, net of income taxes	-	2.4
Loss from discontinued operations, net of income taxes	(2.0)	(3.1)
Reclassification of cumulative translation adjustment	-	(75.7)
Loss from discontinued operations, net of income taxes	(2.0)	(76.4)

Net loss including noncontrolling interest	(9.3)	(91.1)
Less: Net loss attributable to noncontrolling interest	(1.5)	-
Net loss attributable to GlassBridge Enterprises, Inc.	$(7.8)	$(91.1)

Loss per common share attributable to GlassBridge common shareholders - basic and diluted:
Continuing operations	$(1.41)	$(3.97)
Discontinued operations	(0.49)	(20.65)
Net loss	$(1.90)	$(24.62)

Weighted average shares outstanding:
Basic and diluted	4.1	3.7

Table Two

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents (1)	$12.4	$10.0
Short term investments	10.7	22.0
Accounts receivable, net (1)	7.6	7.7
Inventories	4.3	4.1
Other current assets	4.7	3.2
Current assets of discontinued operations	10.9	10.5

Total current assets	50.6	57.5

Property, plant and equipment, net	2.7	2.8
Intangible assets, net	13.0	3.4
Goodwill	3.8	3.8
Other assets	4.9	1.0
Non-current assets of discontinued operations	2.9	2.8

Total assets	$77.9	$71.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6.7	$7.1
Other current liabilities	17.8	16.0
Current liabilities of discontinued operations	41.0	39.7

Total current liabilities	65.5	62.8

Other liabilities	29.6	29.4
Other liabilities of discontinued operations	4.3	4.4

Total liabilities	99.4	96.6

Shareholders' deficit:
Total GlassBridge Enterprises, Inc. shareholders' deficit	(22.8)	(25.3)
Noncontrolling interest	1.3	-
Shareholders' deficit	(21.5)	(25.3)

Total liabilities and shareholders' deficit	$77.9	$71.3

(1)	Includes cash and accounts receivable of our partially owned data storage subsidiary accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the first quarter of 2017.

Table Three

GLASSBRIDGE ENTERPRISES, INC.

SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION

(Dollars in millions)

(Unaudited)

	Three months ended March 31,		Three months ended March 31,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$9.6	100%	$10.7	100.0%	-10.3%
Asset Management	-	0.0%	-	0.0%	NM
Total	$9.6	100.0%	$10.7	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(4.3)	-44.8%	$(5.2)	-48.6%	-17.3%
Asset Management	(0.9)	NM	-	NM	NM
Corp/Unallocated (1)	(1.7)	NM	(4.4)	NM	-61.4%
Total operating loss from continuing operations	$(6.9)	-71.9%	$(9.6)	-89.7%

	Gross Margin	Gross Margin

Nexsan	45.8%	41.1%
Asset Management	NM	NM

NM - Not Meaningful

(1)	Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as litigation settlement expense, corporate expense and restructuring and other expenses.

Table Four

GLASSBRIDGE ENTERPRISES, INC.

ADDITIONAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three Months Ended
	March 31
Cash and Cash Flow Information - Continuing Operations	2017	2016

Cash and cash equivalents - end of period	$12.4	$26.2
Capital spending	$(0.3)	$(0.1)
Depreciation	$0.4	$0.5
Amortization	$0.5	$0.2

	March 31	December 31
Asset Utilization Information *	2017	2016

Days Sales Outstanding (DSO)	53	53
Days of Inventory Supply	103	83

Other Information

Approximate employee count as of March 31, 2017:		190
Approximate employee count as of December 31, 2016:		175
Book value per share attributable to GlassBridge Enterprises, Inc. as of March 31, 2017:		$(5.56)
Shares used to calculate book value per share (millions):		4.1

* These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.